Strategic Realty Trust

400 South El Camino Real

San Mateo, CA 94402

www.srtreit.com

Dear Shareholder,

We are pleased to report that we have successfully modified the KeyBank line of credit loan such that the company may now pay dividends so long as the total paid out does not exceed 100% of Adjusted Funds from Operations as defined in the loan agreement. As you know, the Company has been prohibited from paying dividends due to the KeyBank default that occurred last year.

The Special Committee of the Board has declared a quarterly dividend of $.05 per share for shareholders of record on December 31, 2013, payable on January 31, 2014. This equates to an annual rate of $.20 per share.

The payment date assumes that Thompson National Properties transfer agent subsidiary (TNP) fully and timely complies with the court order entered against it, requiring it to assist in an interim validation of the data, and to transmit the final shareholder data to the new transfer agent (a copy of the court order is attached).

Given the current status of the data transfer and the historical lack of cooperation from TNP on the shareholder data transfer, we need to reschedule the annual meeting from January 10, 2014 to February 7, 2014. Our new transfer agent must be able to certify to the independent inspector of elections a list of the Company’s shareholders of record as of December 2, 2013. They will not be able to do this until the validation and receipt of shareholder data from TNP as referenced above.

We hope with an annual meeting and a dividend payment date set, TNP will honor the court order and fully cooperate with the new transfer agent to finish the data transfer.

As we have said consistently since Glenborough (and its affiliates) stepped in as the new advisor and property manager for SRT in August of this year, paying a dividend is our number one goal. Now our number one goal will be to sustain it and grow it.

What is in the KeyBank Modification?

The modification allows for the Company to sell properties securing the loan for a pay down of 80% of the sales proceeds after closing costs. Previously 100% of sales proceeds were required to be paid to the lender. This allows the Company to replenish working capital and to pay off the last of the accounts payable.

By selling the Willow Run Center we have reduced the KeyBank debt from $36,455,000 to $28,296,678. This new lower debt to value ratio is part of why they agreed to the modification.

We did request a new line of credit with no restrictions on the dividend. KeyBank said no at this time while the proxy fight is taking place. KeyBank added, however, that they would be open to a discussion when the proxy fight is over and Thompson National Properties is completely out of the picture.

Why isn’t the dividend $.70 per share per year?

There is a limitation in the loan agreement with KeyBank which limits dividends to no more than 100% of adjusted funds from operations as defined in the agreement. This is because they do not want the Company to pay out more than it “earned” under the definition of adjusted funds from operations (AFFO).

Most publicly traded REITS pay out only a percentage of their adjusted funds from operations. According to a report by KeyBanc Capital Markets the average AFFO payout for shopping center REITs is about 82% and about 80% for all REITs. It is an industry best practice for REITs to pay out less than 100% of their AFFO.

But in the past we received $.70 per share?

That is true; however, those dividends were not fully sourced from “earnings.” For both 2011 and 2012, 100% of the dividends were a return of capital from a tax standpoint. There was a net loss for 2012 on a GAAP basis (generally accepted accounting principles).

For 2011 and 2012 Adjusted Modified Funds from Operations, as defined by the Company, were $.24 and $.23 per share, respectively, as reported in the Company’s annual report on Form 10-K for the year ended December 31, 2012. Thus, with a dividend of $.70 per share, the payout ratio was over 291% of the Adjusted MFFO. If the Company paid out 80% of AFFO like most publicly traded shopping center REITs, the dividend would have been approximately $.18 - $.19 per share per year.

Why did the Company pay out more than it earned?

This was contemplated in the prospectus dated August 31, 2012, which is quoted below.

We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. We have not established a cap on the amount of proceeds that may be used to fund distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Generally, distributions paid using offering proceeds will constitute a return of capital, which means a return of all or a portion of your original investment and a corresponding reduction in your tax basis in our shares. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital resulting in less funds for investments. We anticipate that we will begin paying distributions solely from funds from operations after the completion of our offering stage.

How was the new rate of $.05 per quarter arrived at?

The board of directors wanted to start out with an amount that is expected to be sustainable and a base from which to grow while meeting the KeyBank covenant and industry best practices.

The sustainability of the dividend and the amount will certainly be dependent on the Company’s property operations; however, in the near term, the costs from a continued proxy battle with the Thompson group could affect the dividend rate negatively.

Will the Dividend be paid in cash?

Yes. Shareholders eligible to receive the dividend will receive cash. The Company’s prior dividend reinvestment program has been terminated. Shareholders do not need to change any prior elections with regard to dividend reinvestment in order to receive this cash dividend.

What is Adjusted Funds from Operations?

Adjusted Funds from Operations is a defined term in the loan agreement and is used by us and others in the REIT industry as a measure of performance.  Not all definitions of AFFO employed in the industry are consistent.  AFFO is a non-GAAP measure, is not a substitute for GAAP net income, and should be reviewed in conjunction with GAAP measures.  As discussed above, the Company has previously reported a performance measure called Adjusted Modified Funds from Operation.  Please see an attachment from the Company’s annual report on Form 10-K for the year ended December 31, 2012 for more information on our calculation of Adjusted MFFO and its reconciliation to net income (loss).

What did the Company do with the cash while the dividends were suspended?

For the nine months ended September 30, 2013 about $1,500,000 of cash flow from operations was used to reduce accounts payable and $457,000 of cash was paid out in dividends in early 2013.

Why are we restarting the dividend now?

The short answer is “because we said we would.” I expect that the Thompson group will try to take credit for the Board’s election to restart the dividend. That claim could not be farther from the truth. The default that led to prohibition on the dividend occurred while TNP was advising and managing the REIT. The Thompson group has consistently attacked the Board’s plans and efforts to cure the default and, in particular, they have repeatedly attacked the property sales that led to the KeyBank loan pay down and loan modification. The current Board has been consistent through the year that restarting the dividend was a major goal.

For further information please see our website at www.srtreit.com. We will continue to update you on the progress we are making and will write again soon.

Very truly yours,

Andrew Batinovich

Chief Executive Officer

Strategic Realty Trust, Inc.

Important Additional Information:

SRT expects to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit shareholder proxies for the 2013 annual meeting. Shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information. SRT, its directors and its executive officers are, and SRT Advisor, LLC and Glenborough, LLC may be deemed to be, participants in such solicitation. Stockholders may obtain additional information regarding such participants and their interests from the proxy statement, when it is available and from SRT’s periodic reports filed with the SEC. The periodic reports are available, and the proxy statement and other relevant documents will be available, at no charge at the web site of the SEC at www.sec.gov.

Forward Looking Statements:

This letter contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can be generally identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “strive,” “continue” or other similar words. Readers of this letter should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, the outcome of litigation that may be associated with the hostile takeover attempt and difficulties and delays with property dispositions. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TNP STRATEGIC RETAIL TRUST, INC., a Maryland Real Estate Investment Trust, Plaintiff, v. **ANTHONY W. THOMPSON** and **TNP TRANSFER AGENT, LLC**, a Delaware Limited Liability Company, Defendants.	C.A. No. 8795-VCN

STIPULATED FINAL JUDGMENT

WHEREAS, Plaintiff TNP Strategic Retail Trust, Inc. (the "REIT") filed its Verified Complaint against defendants Anthony W. Thompson ("Thompson") and TNP Transfer Agent, LLC ("TNP Transfer Agent" and together with Thompson, "Defendants") on August 12, 2013 (Dkt No. 1);

WHEREAS, the Complaint alleges that Defendants breached fiduciary and contractual obligations by not cooperating in the transfer of Shareholder Information (as defined in the Complaint) to the REIT;

WHEREAS, Plaintiff filed a Motion to Expedite Proceedings on August 21, 2013 (Dkt. No. 6);

WHEREAS, the Court heard argument on the Motion to Expedite on September 6, 2013, granted the Motion and set the date for a hearing on the merits on October 4, 2013;

WHEREAS, on September 25, 2013, the Court postponed the hearing until November 26, 2013;

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WHEREAS, on October 25, 2013, the Defendants filed their Answer to the Complaint and TNP Transfer Agent filed its Counterclaim against the REIT (Dkt. No. 14);

WHEREAS, the Counterclaim alleges that TNP Transfer Agent is owed compensation for services provided to the REIT;

WHEREAS, as of November 13, 2013, Defendants provided to the REIT all of the Shareholder Information it requested, except as set forth below; and

WHEREAS, the parties desire to avoid the cost and risk of litigation.

NOW, THEREFORE, subject to the approval of the Court, Plaintiff and Defendants stipulate to the entry of a final judgment as follows:

A. Thompson and TNP Transfer Agent are hereby mandatorily enjoined to cooperate in making the Shareholder Information available to Phoenix American Financial Services, Inc. (the "New Transfer Agent") in a reliable and usable form;

B. Thompson and TNP Transfer Agent are hereby barred from interfering in any way with a smooth transition to the New Transfer Agent;

C. Thompson and TNP Transfer Agent are hereby mandatorily enjoined as follows: (1) While the New Transfer Agent writes computer code to load the data into the computer program it uses and tests the resulting database, TNP Transfer Agent will continue to process transfer information that it receives from shareholders; and (2) Once the New Transfer Agent confirms that the computer code and resulting database are working correctly, TNP Transfer Agent will complete another data transfer, as of a future date specified by the New Transfer Agent, so that the database in the possession of the New Transfer Agent will be up-to-date. The data transfer shall include, for each shareholder, all of the information specified in Exhibit A hereto, plus validation totals;

D. The Counterclaim filed by TNP Transfer Agent is hereby dismissed with prejudice; and

E. The parties will bear their own fees, costs and expenses.

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DATED: November 22, 2013

DLA PIPER LLP (US)

/s/ Scott B. Czerwonka
John L. Reed (I. D. No. 3023)
Scott B. Czerwonka (I. D. No. 4844)
919 N. Market Street, Suite 1500
Wilmington, DE 19801
(302) 468-5700
(302) 394-2341 (fax)
john.reed@dlapiper.com
scott.czerwonka@dlapiper.com

OF COUNSEL:

David Clarke, Jr.
DLA PIPER LLP (US)
500 Eighth Street, NW
Washington, DC 20004
(202) 799-4503
david.clarke@dlapiper.com

Attorneys for Plaintiff

COUSINS CHIPMAN & BROWN, LLP

/s/ Paul D. Brown
Paul D. Brown (No. 3903)
Joseph B. Cicero (No. 4388)
Stephanie S. Habelow (No. 5184)
The Nemours Building
1007 North Orange Street, Suite 1110
Wilmington, DE 19801
(302) 295-0191
(302) 295-0199 (fax)
brown@ccbllp.com
cicero@ccbllp.com
habelow@ccbllp.com

Attorneys for Defendants

SO ORDERED, this 25th day of November, 2013.

/s/ John W. Noble
Vice Chancellor

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Our calculation of FFO, MFFO and Adjusted MFFO and the reconciliation to net income (loss) is presented in the following table for the years ended December 31, 2012 and 2011:

	For the Year
	Ended December 31,
FFO, MFFO and Adjusted MFFO	2012	2011
Net (loss) income	$(17,818,000)	$2,310,000
Adjustments (1):
Bargain purchase gain	-	(9,617,000)
(Gain)/loss on disposal of assets	(110,000)	(963,000)
Depreciation of real estate	6,163,000	1,433,000
Depreciation of real estate - discontinued operations	890,000	976,000
Amortization of in place leases and other intangibles	4,066,000	1,768,000
Amortization of in place leases and other intangibles - discontinued operations	489,000	788,000
FFO	(6,320,000)	(3,305,000)

FFO per share - basic	$(0.67)	$(0.89)

FFO per share - diluted	$(0.67)	$(0.89)

Adjustments:
Straight-line rent (2)	(882,000)	(300,000)
Straight-line rent - discontinued operations (2)	(28,000)	(59,000)
Transaction expenses (3)	7,163,000	4,274,000
Amortization of above market leases (4)	932,000	355,000
Amortization of above market leases - discontinued operations (4)	120,000	147,000
Amortization of below market leases (4)	(706,000)	(155,000)
Amortization of below market leases - discontinued operations (4)	(401,000)	(583,000)
Accretion of discounts on debt investments - discontinued operations	(65,000)	(73,000)
Amortization of debt premiums	-	65,000
Realized losses from the early extinguishment of debt (5)	1,168,000	101,000
MFFO	981,000	467,000

MFFO per share - basic	$0.10	$0.13

MFFO per share - diluted	$0.10	$0.13

Adjustments:
Amortization of deferred financing costs (6)	1,079,000	411,000
Non-recurring non-cash allocation of organization costs (7)	118,000	-
Adjusted MFFO	$2,178,000	$878,000

Adjusted MFFO per share - basic	$0.23	$0.24

Adjusted MFFO per share - diluted	$0.23	$0.24

Net loss per share - basic (8)	$(1.81)	$0.57

Net loss per share - diluted (8)	$(1.81)	$0.57

Weighted average common shares outstanding - basic	9,425,747	3,698,518

Weighted average common shares outstanding - diluted	9,425,747	3,702,016

(1)	Our calculation of MFFO does not adjust for certain other non-recurring charges that do not fall within the IPA’s Practice Guideline definition of MFFO. In particular, for the year ended December 31, 2011, our calculation of MFFO does not adjust for the reversal of $213,000 of asset management fees that were included in the prior year.

(2)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

(3)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition and certain disposition costs related to abandoned real estate sales, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition and disposition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition and disposition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders.

(4)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(5)	Relates to the write-off of unamortized deferred financing costs as a result of refinancing as well as the prepayment and exit fees on the early extinguishment of debt.

(6)	We made an additional adjustment for the non-cash amortization of deferred financing costs as we believe it will provide useful information about our operations excluding non-cash expenses.

(7)	Adjustment for the non-recurring non-cash allocation from offering costs to organization expense.

(8)	Net loss per share relates to both common stockholders and non-controlling interests.